UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 10, 2001

                               REGENT GROUP, INC.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

                                     0-3338
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                            (Commission File Number)

                                   22-1558317
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                        (IRS Employer Identification No.)

                          1 Anderson Hill Rd. Suite 103
                             Bernardsville, NJ 07924
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (908) 630-8700
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Item 4. Changes in Registrant's Certifying Accountant.

      On October 10, 2001, the registrant ("Company") dismissed Wiener, Goodman & Company, P.C. ("former accountants") as its independent accountants and retained Rosenberg Rich Baker Berman & Company ("new accountants") as its independent accountants. The decision to dismiss the former accountants and to retain the new accountants was approved by the Company's Board of Directors.

      The report of the former accountants on the financial statements of the Company for the two most recent years audited by the former accountants did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles. The reports did contain an explanatory paragraph concerning the Company's ability to continue as a going concern.

      During the two most recent fiscal years of the Company that were audited by the former accountants and during the period from August 1, 2000 to October 10, 2001 there were no disagreements between the Company and the former accountants, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreement in their report.

      A letter from the former accountants addressed to the Securities and Exchange Commission concurring with the foregoing is filed as an Exhibit herewith.

Item 7. Financial Statement, Pro Forma Financial Statements and Exhibits.

              16. The required letter from the former accountants.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           REGENT GROUP, INC.
                                           (Registrant)

Date: October 10, 2001                     /s/ Jerry Swon
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                                           Jerry Swon,
                                           President and Chief Executive Officer